UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2007

URANIUM STAR CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-51151 (Commission File Number)	20-0803515 (IRS Employer Identification No.)

1001 – 141 Adelaide St. W., Toronto, Ontario, Canada (Address of Principal Executive Offices )	M5H 3L5 (Zip Code)

Registrant's Telephone Number, including area code:  (416) 364-7024

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Other Events

Pursuant to a press release disseminated on June 14, 2007, Uranium Star Corp. announced that its registration statement on Form SB-2 was declared effective by the U.S. Securities and Exchange Commission on June 13, 2007.

A copy of the registration statement (Amendment No. 2) and the corresponding prospectus may be obtained at www.sec.gov.

Item 9.01. Financial Statements and Exhibits

Exhibits

Number	Description
99.1	Press Release dated June 14, 2007

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URANIUM STAR CORP.

(Registrant)

Date: June 14, 2007

  /s/ J.A. Kirk McKinnon

J.A. Kirk McKinnon

President and Chief Executive Officer

Exhibit 99.1

Uranium Star Corp. OTC Bulletin Board: URST FRANKFURT: YE5

June 14, 2007

Uranium Star Announces Effective Registration Statement on Form SB-2

TORONTO, ONTARIO--(CCNMatthews – June 14, 2007) - Uranium Star Corp. (OTCBB:URST)(FRANKFURT:YE5) is pleased to announce that its registration statement on Form SB-2 was declared effective by the U.S. Securities and Exchange Commission on June 13, 2007.

A copy of the registration statement (Amendment No. 2) and the corresponding prospectus may be obtained at www.sec.gov.

ABOUT THE COMPANY

Uranium Star Corp. is a rapidly emerging uranium exploration company with assets in Northern Quebec and Arizona. Its shares are traded on the OTCBB under the symbol URST, as well as the Frankfurt Exchange under the symbol YE5. The Company continues to focus on high priority uranium property acquisition and exploration in order to participate in meeting the significant and increasing demand for uranium as an alternative energy source.

Except for historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors effecting the Company's operations, markets, products and prices and other factors discussed in the Company's various filings with the Securities and Exchange Commission.

CONTACT INFORMATION

The Buick Group
Jon Ruby
Toll Free: 1-877-748-0914
Email: jruby@buickgroup.com

or

Uranium Star Corp.
Kirk McKinnon
President and CEO
(416) 364-4986 or 1-800-818-5442

or

Uranium Star Corp.
Richard Schler
Vice President and CFO
(416) 364-4986 or 1-800-818-5442
Website: www.uraniumstar.com